                                                                                   EXHIBIT 99.1

                                                          NEWS RELEASE

CONTACT:   Thor Erickson – Investor Relations
       +1 (678) 260-3110

       Fred Roselli – Media Relations
       +1 (678) 260-3421

FOR IMMEDIATE RELEASE
COCA-COLA ENTERPRISES, INC.
PROVIDES BUSINESS UPDATE AND 2011 GUIDANCE

•	2010 to produce solid growth; company affirms comparable and pro forma full-year 2010 earnings per diluted common share in a range of $1.74 to $1.78.

•
Share repurchase program is underway and on track for $200 million in purchases during the fourth quarter 2010, with a continued goal of approximately $1 billion in purchases by the end of first quarter 2012.

•	2011 performance expected to generate 10 percent to 12 percent currency neutral, comparable diluted earnings per common share growth.

ATLANTA, December 17, 2010 – Coca-Cola Enterprises (NYSE: CCE) said today it expects to achieve 2011 comparable and currency neutral earnings per diluted common share growth in a range of 10 percent to 12 percent. The company also affirmed its guidance for full-year 2010 in a range of $1.74 to $1.78, reflecting solid business performance and outlook.

In addition, the company said it has initiated a previously disclosed share repurchase plan and expects to repurchase approximately $200 million in shares by the close of the fourth quarter 2010. This action is in keeping with the company’s goal of repurchasing approximately $1 billion of its shares by the end of the first quarter 2012.

    This guidance reflects performance for all territories of new CCE, a recently registered public company consisting of legacy CCE’s European bottling operations in Belgium, France, Great Britain, Luxembourg, and the Netherlands, as well as bottling operations in Norway and Sweden acquired from The Coca-Cola Company.

“Our business continues to deliver strong results and create a positive environment for growth in 2011 and beyond,” said John F. Brock, chairman and chief executive officer. “We operate in markets with proven growth profiles and excellent potential for the short and long term.

“Our operating expectations for both 2010 and 2011 meet or exceed our long-term growth targets, with our 2011 earnings per share outlook ahead of target as a result of share repurchase,” Mr. Brock said. “Though we are a new company, we have a proven record of growth in Europe, and we intend to build on that record in the years ahead.

“We have solid marketing and operating plans in place going forward, and our commitment to continuous improvement in brand value, effectiveness, and overall customer service will enable us to seize growth opportunities,” Mr. Brock said. “We are focused on increasing value for each shareowner and stakeholder by achieving sustained operating growth.”

2010 OUTLOOK

For full-year 2010, comparable and pro forma earnings per diluted common share is expected in a range of $1.74 to $1.78. Pro forma revenue is expected to be approximately $7.4 billion with operating income just over $900 million.  This outlook includes an expected negative currency impact of approximately 10 cents per share based on year-to-date currency translation at actual rates and expected December currency translation at recent rates.  It also includes expectations for recurring items, capital structure, tax rate, and results for Norway and Sweden.

On a comparable and currency neutral basis, the company continues to expect legacy Europe to achieve mid single-digit revenue growth and low double-digit operating income growth.  The company also expects the combined results of Norway and Sweden to perform in-line with previous expectations.

2010 capital expenditures will total approximately $375 million. The 2010 pro forma effective tax rate is expected to be approximately 27 percent. Attached are revised 2010 nine-month pro forma results reflecting this tax rate change and the impact of purchase accounting in Norway and Sweden.

SHARE REPURCHASE

CCE began repurchasing shares in the fourth quarter, and will spend approximately $200 million in this program by the end of 2010. This program calls for purchases of approximately $1 billion in CCE stock by the end of first quarter 2012. Share repurchase plans may be adjusted depending on economic, operating, or other factors, including acquisition opportunities.

2011 OUTLOOK

Looking ahead to 2011, the company expects diluted earnings per share to grow in a range of 10 percent to 12 percent, with mid single-digit revenue growth. Comparable operating income growth is expected in a mid single-digit to high single-digit range. This outlook is comparable, currency neutral, and represents growth from 2010, including relevant pro forma financials.

The company also expects free cash flow of approximately $425 million, with capital expenditures of approximately $400 million.  Weighted average cost of debt is expected to be approximately three percent, and the effective tax rate for 2011 is expected to be in a range of 26 percent to 28 percent.  Guidance excludes items affecting comparability and is currency neutral.

“We have excellent operating plans in place for 2011, built around our core sparkling Red, Black, and Silver brands and our successful still portfolio expansion,” said Mr. Brock. “In addition, we are moving forward with key operating initiatives, including continued route to market improvements and the full integration of our Norway and Sweden territories.”

CONFERENCE CALL

Mr. Brock and Bill Douglas, executive vice president and chief financial officer, will host a conference call with investors and analysts to discuss this guidance today at 10 a.m. ET.  The call can be accessed through the company Web site at www.cokecce.com.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler.  CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

# # #

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-Q.

COCA-COLA ENTERPRISES, INC. (CCE)
SUMMARY PRO FORMA INCOME STATEMENT DATA (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	First Quarter 2010
		Europe Operating Segment
	CCE (b)	SAB 55 Allocation (c)	Net Mark-to-Market Commodity Hedges (d)	Restructuring Charges (e)	Subtotal	Norway and Sweden (f)	Pro Forma Europe Operating Segment Total	Pro Forma Corporate (g)	CCE Summary Pro Forma
Net Operating Revenues	$1,508	$-	$-	$-	$1,508	$217	$1,725	$-	$1,725
Cost of Sales	961	-	2	-	963	142	1,105	-	1,105
Gross Profit	547	-	(2)	-	545	75	620	-	620
Selling, Delivery, and Administrative Expenses	380	(38)	2	(1)	343	69	412	47	459
Operating Income	$167	$38	$(4)	$1	$202	$6	$208	$(47)	$161
Interest Expense, Net (h)									18
Other Nonoperating Income, Net									-
Income Before Income Taxes									143
Income Tax Expense (i)									39
Net Income									$104
Diluted Earnings Per Common Share (j)									$0.30

	Second Quarter 2010
		Europe Operating Segment
	CCE (b)	SAB 55 Allocation (c)	Net Mark-to-Market Commodity Hedges (d)	Restructuring Charges (e)	Subtotal	Norway and Sweden (f)	Pro Forma Europe Operating Segment Total	Pro Forma Corporate (g)	CCE Summary Pro Forma
Net Operating Revenues	$1,731	$-	$-	$-	$1,731	$245	$1,976	$-	$1,976
Cost of Sales	1,081	-	(8)	-	1,073	153	1,226	-	1,226
Gross Profit	650	-	8	-	658	92	750	-	750
Selling, Delivery, and Administrative Expenses	385	(50)	(3)	(1)	331	70	401	46	447
Operating Income	$265	$50	$11	$1	$327	$22	$349	$(46)	$303
Interest Expense, Net (h)									18
Other Nonoperating Income, Net									-
Income Before Income Taxes									285
Income Tax Expense (i)									77
Net Income									$208
Diluted Earnings Per Common Share (j)									$0.60

 (a) The pro forma results are for informational purposes only and do not purport to present CCE's actual results had the transaction with The Coca-Cola Company actually occurred on the dates specified or to project actual results for any future period. All pro forma information is based on assumptions believed to be reasonable and should be read in conjunction with the historical financial information contained in CCE's registration statement on Form S-4 declared effective on August 25, 2010.

(b) As reflected in CCE's registration statement on Form S-4.
(c) Adjustments to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of the former CCE as it existed prior to the transaction with The Coca-Cola Company.
(d) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(e) Based on the former CCE's 1Q and 2Q earnings release for its European operating segment.
(f) Reflects historical financial statements of Norway and Sweden as adjusted for updated estimates of purchase accounting adjustments and conforming accounting policies.
(g) "CCE Summary Pro Forma" amount assumes full-year expenses of $185 million level over four quarters.
(h) "CCE Summary Pro Forma" assumes $2.4 billion in gross debt with a weighted average cost of debt of 3%.
(i) Assumes an effective tax rate of 27%.
(j) Assumes 347 million fully diluted shares outstanding.

COCA-COLA ENTERPRISES, INC. (CCE)
SUMMARY PRO FORMA INCOME STATEMENT DATA (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	Third Quarter 2010
		Europe Operating Segment

	CCE (b)	SAB 55 Allocation (c)	Net Mark-to-Market Commodity Hedges (d)	Restructuring Charges (e)	Subtotal	Norway and Sweden (f)	Pro Forma Europe Operating Segment Total	Pro Forma Corporate (g)	CCE Summary Pro Forma
Net Operating Revenues	$1,681	$-	$-	$-	$1,681	$252	$1,933	$-	$1,933
Cost of Sales	1,031	-	(1)	-	1,030	153	1,183	-	1,183
Gross Profit	650	-	1	-	651	99	750	-	750
Selling, Delivery, and Administrative Expenses	406	(72)	1	(2)	333	71	404	46	450
Operating Income	$244	$72	$-	$2	$318	$28	$346	$(46)	$300
Interest Expense, Net (h)	19								18
Other Nonoperating Income, Net	(1)								-
Income Before Income Taxes	224								282
Income Tax Expense (i)	16								76
Net Income	$208								$206
Basic Earnings Per Common Share	$0.61								$0.61
Diluted Earnings Per Common Share	n/a								$0.59
Basic Common Shares Outstanding (j)	339								339
Diluted Common Shares Outstanding (k)	n/a								347

	First Nine Months 2010
		Europe Operating Segment
	CCE (b)	SAB 55 Allocation (c)	Net Mark-to-Market Commodity Hedges (d)	Restructuring Charges (e)	Subtotal	Norway and Sweden (f)	Pro Forma Europe Operating Segment Total	Pro Forma Corporate (g)	CCE Summary Pro Forma
Net Operating Revenues	$4,920	$-	$-	$-	$4,920	$714	$5,634	$-	$5,634
Cost of Sales	3,073	-	(7)	-	3,066	448	3,514	-	3,514
Gross Profit	1,847	-	7	-	1,854	266	2,120	-	2,120
Selling, Delivery, and Administrative Expenses	1,171	(160)	-	(4)	1,007	210	1,217	139	1,356
Operating Income	$676	$160	$7	$4	$847	$56	$903	$(139)	$764
Interest Expense, Net (h)	49								54
Other Nonoperating Income, Net	(5)								-
Income Before Income Taxes	622								710
Income Tax Expense (i)	95								192
Net Income	$527								$518
Basic Earnings Per Common Share	$1.55								$1.53
Diluted Earnings Per Common Share	n/a								$1.49
Basic Common Shares Outstanding (j)	339								339
Diluted Common Shares Outstanding (k)	n/a								347

 (a) The pro forma results are for informational purposes only and do not purport to present CCE's actual results had the transaction with The Coca-Cola Company actually occurred on the dates specified or to project actual results for any future period. All pro forma information is based on assumptions believed to be reasonable and should be read in conjunction with the historical financial information contained in CCE's registration statement on Form S-4 declared effective on August 25, 2010.

(b) As reflected in CCE's form 10-Q for the period ended October 1, 2010.
(c) Adjustments to exclude the SEC Staff Accounting Bulletin ("SAB") 55 allocation of corporate expenses of the former CCE as it existed prior to the transaction with The Coca-Cola Company.
(d) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges.
(e) Based on non-recurring items for the European operating segment.
(f) Reflects historical financial statements of Norway and Sweden as adjusted for updated estimates of purchase accounting adjustments and conforming accounting policies.
(g) Assumes full-year expenses of $185 million incurred evenly over four quarters.
(h) "CCE Summary Pro Forma" amount assumes $2.4 billion in gross debt with a weighted average cost of debt of 3%.
(i) "CCE Summary Pro Forma" amount assumes an effective tax rate of 27%.
(j) Amount represents the number of former CCE shares converted into shares of new CCE.
(k) Amount includes the estimated impact of new CCE dilutive securities.